Exhibit 10.16

NINTH LEASE AMENDMENT TO LEASE AGREEMENT BETWEEN METROPOLITAN
LIFE INSURANCE COMPANY.  AS LANDLORD AND ACTIVE POWER. INC.

THIS LEASE AMENDMENT ("Amendment'') is made and entered into this 27th day of June 2002, by and between Metropolitan Life Insurance Company (on behalf of a commingled separate account) (hereinafter called "Landlord"), and Active Power, Inc., (hereinafter called "Tenant").

WITNESSETH:

A.            By that certain lease dated March 12, 1996, Landlord's predecessor, Braker Phase III, Ltd., leased to Tenant certain premises in Stonehollow 1, which lease was amended by First Amendment dated June 24, 1996 increasing the square footage to 8,100 square feet in Stonehollow 1, Suite 135, amended by the Second Amendment dated September 4, 1996 notifying Landlord of a name change from "Magnetic Bearing Technologies" to "Active Power, Inc.", amended by the Third Amendment dated October 10, 1997 expanding into Stonehollow 2 for approximately an additional15,080 square feet of space located at 11525 Stonehollow Drive, Suite 255 for a total of23,180 square feet of space, amended by the Fourth Amendment dated August 20, 1999 extending the term in Stonehollow 2, Suite 255 for an additional twelve months, and amended by the Fifth Amendment dated February 9, 2000 extending the lease term for Suite 135 and Suite 255 to expire on March 31, 2003 and expansion into Suites 120, 110 and 130 to expire March 31, 2003, amended by the Sixth Amendment dated September 22, 2000 expanding into Suite 155 at 11525 Stonehollow Drive (Stonehollow 1) for an additional4,050 square feet of space ("Suite 155 Space"), and amended by the Seventh Amendment dated April, 2000 to confirm the Commencement Date for Suite 155 Space (as amended hereinafter referred to collectively as the "Lease"); and

B.             By mutual agreement and in consideration of the mutual covenants of the parties, Landlord and Tenant desire to release Suite 155 Space from the Lease as hereinafter set forth;

NOW, THEREFORE, it is hereby agreed as follows:

1.   Subject to the conditions, agreements and covenants hereinafter set forth, Suite 155 Space shall be released from the Lease as of July 1, 2002 (the "Release Date").

As consideration for Landlord's agreement to release Suite 155 Space from the Lease, Tenant shall pay to Landlord the sum of Fifteen Thousand and 00/100 Dollars ($15,000.00) ("Release Payment"), which sum shall be paid by cashiers' check or wire transfer and received by Landlord on or before the Release Date.. Promptly after receipt of the Release Payment, the vacation and surrender of Suite 155 Space by Tenant as required hereby, and the satisfaction of the condition set forth in Section 7 below, Landlord will return to Tenant the Additional Security Deposit held by Landlord for Suite 155 Space in the amount of$4,100.00.

2.  On or before July 1, 2002, Tenant shall pay to Landlord all Rent and other charges that shall have accrued up to and including the Release Date.

3.         Tenant shall vacate and surrender the Suite 155 Space on the Release Date, removing therefrom all personal property and repairing and restoring Suite 155 Space as required by the Lease and pursuant to the terms of the Lease.  If for any reason Tenant shall fail to so vacate and surrender Suite 155 Space, Tenant agrees to and hereby does indemnify Landlord and SSR Realty Advisors, Inc. ("SSR"), Hill Partners, Inc. ("HP") Mohr Partners, and SSR's, HP's and Landlord's successors and assigns and their officers, directors, shareholders, members, partners (or any partner of any partner), trustees, beneficiaries, mortgagees, agents, and employees ("Landlord's Protected Parties") against any loss, cost, liability or expense resulting from such failure, including, without limiting the generality of the foregoing, any claims made by Protection One Alarm Monitoring, Inc. ("Protection One") or any other tenant succeeding Tenant that is founded on such failure.

4.         Tenant acknowledges that Landlord and its authorized representatives may enter the Suite 155 Space Premises at all reasonable times for the purpose of exhibiting Suite 155 Space to Protection One, or to prospective other replacement tenants or to provide access to contractors , and Landlord shall not be liable for any damages arising out of or resulting from such entry.

5.         Upon the performance of the agreements and covenants set forth herein, Landlord and Tenant shall be released from any and all obligations and liabilities under the Lease with respect to Suite 155 Space, and Tenant shall have no further rights under or by virtue of the Lease or any rights in or to Suite 155 Space or any right to possession, use or occupancy thereof; provided, however, should Tenant fail to vacate Suite 155 Space on the Termination Date, Tenant shall be deemed to be a tenant at sufferance with no defense to any writ of possession or other proceeding brought by Landlord to eject Tenant and to recover possession of Suite 155 Space. It is understood and agreed that the agreements and covenants set forth herein form a material part of the consideration for the mutual agreement to release Space 155 Space and to release the parties from the obligations thereof as provided in this Amendment.

6.         By their execution of this Agreement, each party hereby releases the other and any person or entity acting on behalf of the other, the successors or assigns, from any and all claims, demands, causes of action or suits of any kind arising from or relating to Suite 155 Space prior to the Release Date.

7.          This Amendment is expressly conditioned upon Protection One executing and delivering to Landlord a lease for Suite 155 Space that is acceptable to Landlord in all respects in Landlord's sole discretion, and Landlord shall have the right at any time to terminate this Amendment upon notice to Tenant in the event such an acceptable lease is not delivered.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Amendment Agreement the day and year first above written, under seal, although as a matter of convenience, it may be actually signed by the parties on another day.

LANDLORD:

METROPOLITAN LIFE INSURANCE COMPANY, on behalf of a commingled separate account,
By SSR REALTY ADVISORS, INC, a Delaware corporation , as Investment Advisor to Metropolitan Life Insurance Company

By:
Name/Title:	ALAN BATES, SENIOR ASSET MANAGER

TENANT:

ACTIVE POWER, INC.

By:
Name/Title:	David S. Gino / CFO